Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Premium Income Municipal Fund 4, Inc.
33-57130, 811-07432


The annual meeting of shareholders was held on July
28, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to September 1, 2009, October 13, 2009 and additionally adjourned to November 24, 2009.

Voting results are as follows:

 Common and MuniPreferred shares voting together as a class
  MuniPreferred shares voting together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
              23,846,383
                    5,079
   Against
                2,163,010
                       983
   Abstain
                   835,020
                       143
   Broker Non-Votes
                6,760,112
                    1,637
      Total
              33,604,525
                    7,842



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
              23,983,910
                    5,073
   Against
                1,989,357
                       994
   Abstain
                   871,147
                       138
   Broker Non-Votes
                6,760,111
                    1,637
      Total
              33,604,525
                    7,842



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
              23,399,101
                    5,084
   Against
                2,561,248
                       966
   Abstain
                   884,065
                       155
   Broker Non-Votes
                6,760,111
                    1,637
      Total
              33,604,525
                    7,842



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
              23,375,780
                    5,073
   Against
                2,590,975
                    1,002
   Abstain
                   877,658
                       130
   Broker Non-Votes
                6,760,112
                    1,637
      Total
              33,604,525
                    7,842



To approve the elimination of the fundamental policy relating to commodities.


   For
              22,886,412
                    5,033
   Against
                3,039,168
                    1,034
   Abstain
                   918,833
                       138
   Broker Non-Votes
                6,760,112
                    1,637
      Total
              33,604,525
                    7,842



To approve the new fundamental policy relating to commodities.


   For
              22,785,608
                    5,057
   Against
                3,066,021
                    1,010
   Abstain
                   992,784
                       138
   Broker Non-Votes
                6,760,112
                    1,637
      Total
              33,604,525
                    7,842



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014928.